Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Jason Fredette, Director, Investor Relations
(617) 796-8320
www.sirreit.com

Select Income REIT Replaces $1.1 Billion of Unsecured Revolving Credit
and Term Loan Facilities

New Facilities Provide SIR with Extended Maturities and Lower Interest Rates

Newton, MA (January 12, 2015):  Select Income REIT (NYSE: SIR) today announced that it has replaced its existing $750 million unsecured revolving credit facility and $350 million unsecured term loan with new facilities that provide SIR with extended maturities and lower interest rates. The new facilities also include a feature under which the maximum borrowing capacity may be increased to up to $2.2 billion on a combined basis under certain circumstances.

SIR has replaced its existing $750 million unsecured revolving credit facility with a maturity date of March 11, 2016 and interest paid on borrowings of LIBOR plus 122.5 basis points with a new $750 million unsecured revolving credit facility maturing on March 29, 2019 with interest paid on borrowings of LIBOR plus 105 basis points based on SIR’s current credit ratings. The new revolving credit facility includes a borrower’s option to extend the revolving credit facility for one year to March 29, 2020.

SIR has replaced its existing $350 million unsecured term loan facility with a maturity date of July 11, 2017 and interest paid on the amount outstanding of LIBOR plus 140 basis points with a new $350 million unsecured term loan maturing on March 31, 2020 with interest paid on the amount outstanding of LIBOR plus 115 basis points based on SIR’s current credit ratings.

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and RBC Capital Markets, LLC served as Joint Lead Arrangers for the new unsecured credit facility and term loan. The banks participating in the facilities are as follows:

Name of Institution	Facility Title
Wells Fargo Bank, National Association	Administrative Agent
Bank of America, N.A.	Syndication Agent
Citibank, N.A.	Syndication Agent
Royal Bank of Canada	Syndication Agent
Mizuho Bank, Ltd.	Documentation Agent
U.S. Bank National Association	Documentation Agent
Compass Bank	Documentation Agent
Morgan Stanley Bank, N.A.	Lender
UBS AG, Stamford Branch	Lender
PNC Bank, National Association	Lender
Regions Bank	Lender
Branch Banking and Trust Company	Lender
First Hawaiian Bank	Lender

Associated Bank, National Association	Lender
Fifth Third Bank, an Ohio Banking Corporation	Lender
First Tennessee Bank N.A.	Lender
Bank Hapoalim B.M.	Lender

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  SIR is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. SIR’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THE CONTINUED AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY IS SUBJECT TO SIR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THE OPTION TO EXTEND THE MATURITY DATE OF THE NEW REVOLVING CREDIT FACILITY IS SUBJECT TO SIR’S PAYMENT OF A FEE AND MEETING CERTAIN OTHER CONDITIONS.

•                  THE ACTUAL COSTS UNDER THE NEW REVOLVING CREDIT AND TERM LOAN FACILITIES WILL BE HIGHER THAN LIBOR PLUS THE PREMIUMS STATED IN THIS PRESS RELEASE BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW FACILITIES.

•                  THE ACTUAL PREMIUM OVER LIBOR PAID BY SIR UNDER THE NEW FACILITIES WILL BE HIGHER OR LOWER THAN THOSE STATED IN THIS PRESS RELEASE IF ADJUSTMENTS ARE MADE TO SIR’S CREDIT RATINGS.

•                  THIS PRESS RELEASE STATES THAT THE MAXIMUM BORROWING CAPACITY UNDER THE NEW FACILITIES MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS UNDER CERTAIN CIRCUMSTANCES. INCREASING THE MAXIMUM BORROWING CAPACITY UNDER THE NEW FACILITIES IS SUBJECT TO SIR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SIR’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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